SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-25969

Date of Report: February 2, 2005

(Date of earliest event reported)

RADIO ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1166660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5900 Princess Garden Parkway,

7th Floor

Lanham, Maryland 20706

(Address of principal executive offices)

(301) 306-1111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2005, Radio One, Inc. (the “Company”) entered into the Fifth Amendment to its Second Amended and Restated Credit Agreement, dated July 17, 2000, by and among the Company, Bank of America, N.A, and the other lenders party thereto (“the Credit Agreement”). This amendment provides for, among other things, the modification of certain financial ratios, and allows the Company to issue up to $200.0 million in senior subordinated notes and to redeem up to 310,000 shares of its outstanding 6-1/2% Convertible Preferred Securities, Remarketable Term Income Deferred Equity Securities (“High Tides”).

Item 8.01.	Other Events.

On January 24, 2005, the Company entered into the Fourth Amendment to its Credit Agreement. The amendment provides for, among other things, the modification of certain provisions to permit the Company’s acquisition of a controlling interest in Reach Media, Inc.

The foregoing summaries of the Fourth and Fifth Amendments to the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2, which are incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Fourth Amendment to Second Amended and Restated Credit Agreement dated January 24, 2005, by and among Radio One, Inc., Bank of America, N.A. and the other lenders a party thereto.

10.2	Fifth Amendment to Second Amended and Restated Credit Agreement dated February 2, 2005, by and among Radio One, Inc., Bank of America, N.A. and the other lenders a party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.

/s/ Scott R. Royster
February 3, 2005	Scott R. Royster
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)